Exhibit 99

PRESS RELEASE
GE Delivers Double-Digit EPS Growth of 15% for 2Q ’10; Continuing EPS of $0.30;
GE Capital Earned $830MM, up 93%, with Pre-tax Earnings of $741MM;
Equipment Orders Increased 17%

2Q 2010 Highlights (Continuing Operations Attributable to GE)

•	EPS of $0.30, up 15%; earnings of $3.3 billion, up 14%
•	Company revenues of $37.4 billion, down 4%
•	Total company orders of $19.2 billion, up 8%; equipment orders up 17%
•	GE Capital losses have peaked and earnings are rebounding
•	Industrial cash flow from operations at $6.3 billion YTD
•	$74 billion consolidated cash and equivalents
•	Industrial margins strong at 17.1%, up 70 bps from 2Q ’09

FAIRFIELD, Conn. – July 16, 2010 – GE announced today second-quarter 2010 earnings from continuing operations (attributable to GE) of $3.3 billion, with EPS of $0.30 per share up 15% from the second quarter of 2009.  Revenues were $37.4 billion for the quarter, down 4% from a year ago, impacted by lower GE Capital assets, industrial dispositions and lower equipment sales as expected.

“GE’s economic environment continues to improve,” GE Chairman and CEO Jeff Immelt said, citing growth in orders, margins and earnings amid other encouraging signs in the quarter.  “Equipment orders increased 17%, including 20% growth in the Energy Infrastructure segment and 14% at Technology Infrastructure.  Oil & Gas and Healthcare orders were particular bright spots and helped hold total company orders backlog roughly flat, excluding the impact of foreign exchange.

“GE’s portfolio generated solid results across the board,” Immelt said. “Our Energy and Technology Infrastructure businesses performed as expected, Home & Business Solutions and NBCU turned in good revenue and earnings growth, and GE Capital delivered 93% net income growth as losses have peaked and earnings are rebounding.

“Higher income and lower losses at GE Capital were particularly encouraging, with pre-tax earnings of $0.7 billion,” Immelt said. “We continue to see improvement in key performance measurements.  Losses and impairments declined $0.5 billion from the prior quarter, with consumer losses down $0.4 billion and real estate losses in line with our expectations.  We have strengthened the franchise over the past year and GE Capital’s earnings recovery should continue.

“The company advanced strategically in the quarter. We announced that our joint venture with China Aviation Industry Corporation (AVIC) has been selected to provide the avionics systems package for the newly launched C919 single-aisle aircraft. The C919 is now positioned to have the most GE content of any plane in history. We announced the launch of our global GE Healthcare Performance Solutions business to expand consulting capabilities that help customers reduce waste and improve efficiency. And GE Capital recently announced the disposition of BAC Credomatic, consistent with our overall strategy to bring ending net investment to targeted levels.

“Company execution was strong in the quarter,” Immelt said. “Industrial margins improved to 17.1%, up 70 bps from a year ago.  We continued to invest for future growth and increased our first-half R&D investment by 14%.  Cash generated from Industrial operating activities totaled $3.8 billion in the quarter and we are on track for $13-$15 billion this year.  At quarter-end, GE had $74 billion of consolidated cash and equivalents.”

Positive items were offset by charges in the quarter. After-tax gains of $0.01 per share were offset by $0.01 per share in after-tax restructuring and other charges.

“GE is well positioned across the portfolio, both financially and competitively,” Immelt said. “The company continues to generate strong cash flow, which we will invest strategically to create shareholder value, while keeping the company safe. We expect to grow earnings and dividends in 2011 and beyond.”

Second-Quarter 2010 Financial Highlights:

Earnings from continuing operations attributable to GE were $3.3 billion, up 14% from $2.9 billion in the second quarter of 2009. EPS from continuing operations was $0.30, up 15% from last year. Segment profit increased 8% compared with the second quarter of 2009, as 93% growth at GE Capital, 13% growth at NBC Universal and 59% growth at Home & Business Solutions, more than offset an 11% earnings decline at Technology Infrastructure.

Including the effects of discontinued operations, second quarter net earnings attributable to GE were $3.1 billion ($0.28 per share attributable to common shareowners) in 2010 compared with $2.7 billion ($0.25 per share attributable to common shareowners) in the second quarter of 2009.

Revenues decreased 4% to $37.4 billion. GE Capital Services’ (GECS) revenues fell 2% versus last year to $13.1 billion. Industrial sales were $24.4 billion, down 6% from the second quarter of 2009.

Cash generated from GE Industrial operating activities in the first six months of 2010 totaled $6.3 billion, down 10% from $7.0 billion last year.

The accompanying tables include information integral to assessing the company’s financial position, operating performance and cash flow.

GE will discuss preliminary second-quarter results on a Webcast at 8:30 a.m. ET today, available at www.ge.com/investors.  Related charts will be posted there prior to the Webcast.

*   *   *

GE (NYSE: GE) is a diversified infrastructure, finance and media company taking on the world’s toughest challenges. From aircraft engines and power generation to financial services, health care solutions, and television programming, GE operates in more than 100 countries and employs about 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, network television, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Anne Eisele, 203.373.3061 (office); 203.522.9045 (mobile)
anne.eisele@ge.com

Investor Contact:
Trevor Schauenberg, 203.373.2468 (office)
trevor.schauenberg@ge.com

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE(a)			Financial Services (GECS)
Three months ended June 30	2010	2009	V %	2010	2009	V %	2010	2009	V %

Revenues
Sales of goods and services	$24,504	$26,078		$24,403	$26,012		$168	$205
Other income	278	34		304	80		–	–
GECS earnings from continuing operations	–	–		822	367		–	–
GECS revenues from services	12,662	12,996		–	–		12,980	13,252
Total revenues	37,444	39,108	(4)%	25,529	26,459	(4)%	13,148	13,457	(2)%

Costs and expenses
Cost of sales, operating and administrative
expenses	26,255	27,737		20,698	22,336		5,791	5,635
Interest and other financial charges	4,171	4,653		430	348		3,870	4,468
Investment contracts, insurance losses and
insurance annuity benefits	722	779		–	–		770	823
Provision for losses on financing receivables	2,009	2,817		–	–		2,009	2,817
Total costs and expenses	33,157	35,986	(8)%	21,128	22,684	(7)%	12,440	13,743	(9)%

Earnings (loss) from continuing
operations before income taxes	4,287	3,122	37%	4,401	3,775	17%	708	(286)	F
Benefit (provision) for income taxes	(885)	(227)		(986)	(897)		101	670
Earnings from continuing operations	3,402	2,895	18%	3,415	2,878	19%	809	384	F

Loss from discontinued operations, net
of taxes	(188)	(194)		(188)	(194)		(188)	(193)

Net earnings	3,214	2,701	19%	3,227	2,684	20%	621	191	F

Less net earnings (loss) attributable to
noncontrolling interests	105	12		118	(5)		(13)	17
Net earnings attributable to the Company	3,109	2,689	16%	3,109	2,689	16%	634	174	F

Preferred stock dividends declared	(75)	(75)		(75)	(75)		–	–
Net earnings attributable to GE common
shareowners	$3,034	$2,614	16%	$3,034	$2,614	16%	$634	$174	F

Amounts attributable to the Company:
Earnings from continuing operations	$3,297	$2,883	14%	$3,297	$2,883	14%	$822	$367	F
Loss from discontinued operations, net
of taxes	(188)	(194)		(188)	(194)		(188)	(193)
Net earnings attributable to the Company	$3,109	$2,689	16%	$3,109	$2,689	16%	$634	$174	F

Per-share amounts – earnings from
continuing operations
Diluted earnings per share	$0.30	$0.26	15%
Basic earnings per share	$0.30	$0.26	15%

Per-share amounts – net earnings
Diluted earnings per share	$0.28	$0.25	12%
Basic earnings per share	$0.28	$0.25	12%

Total average equivalent shares
Diluted shares	10,702	10,609	1%
Basic shares	10,685	10,609	1%

Dividends declared per common share	$0.10	$0.10	–

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See Note 1 to the 2009 consolidated financial statements at www.ge.com/ar2009 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE(a)			Financial Services (GECS)
Six months ended June 30	2010	2009	V %	2010	2009	V %	2010	2009	V %

Revenues
Sales of goods and services	$48,177	$50,205		$47,912	$50,034		$449	$478
Other income	628	462		680	559		–	–
GECS earnings from continuing operations	–	–		1,361	1,346		–	–
GECS revenues from services	25,244	26,879		–	–		25,870	27,436
Total revenues	74,049	77,546	(5)%	49,953	51,939	(4)%	26,319	27,914	(6)%

Costs and expenses
Cost of sales, operating and administrative
expenses	52,862	55,140		41,598	43,709		11,789	11,988
Interest and other financial charges	8,332	9,980		773	724		7,808	9,589
Investment contracts, insurance losses and
insurance annuity benefits	1,469	1,525		–	–		1,557	1,596
Provision for losses on financing
receivables	4,272	5,153		–	–		4,272	5,153
Total costs and expenses	66,935	71,798	(7)%	42,371	44,433	(5)%	25,426	28,326	(10)%

Earnings (loss) from continuing
operations before income taxes	7,114	5,748	24%	7,582	7,506	1%	893	(412)	F
Benefit (provision) for income taxes	(1,316)	82		(1,774)	(1,739)		458	1,821
Earnings from continuing operations	5,798	5,830	(1)%	5,808	5,767	1%	1,351	1,409	(4)%

Loss from discontinued operations, net
of taxes	(578)	(215)		(578)	(215)		(575)	(197)

Net earnings	5,220	5,615	(7)%	5,230	5,552	(6)%	776	1,212	(36)%

Less net earnings (loss) attributable to
noncontrolling interests	166	97		176	34		(10)	63
Net earnings attributable to the Company	5,054	5,518	(8)%	5,054	5,518	(8)%	786	1,149	(32)%

Preferred stock dividends declared	(150)	(150)		(150)	(150)		–	–
Net earnings attributable to GE common
shareowners	$4,904	$5,368	(9)%	$4,904	$5,368	(9)%	$786	$1,149	(32)%

Amounts attributable to the Company:
Earnings from continuing operations	$5,632	$5,733	(2)%	$5,632	$5,733	(2)%	$1,361	$1,346	1%
Loss from discontinued operations, net
of taxes	(578)	(215)		(578)	(215)		(575)	(197)
Net earnings attributable to the Company	$5,054	$5,518	(8)%	$5,054	$5,518	(8)%	$786	$1,149	(32)%

Per-share amounts – earnings from
continuing operations
Diluted earnings per share	$0.51	$0.53	(4)%
Basic earnings per share	$0.51	$0.53	(4)%

Per-share amounts – net earnings
Diluted earnings per share	$0.45	$0.51	(12)%
Basic earnings per share	$0.46	$0.51	(10)%

Total average equivalent shares
Diluted shares	10,694	10,585	1%
Basic shares	10,678	10,585	1%

Dividends declared per common share	$0.20	$0.41	(51)%

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See Note 1 to the 2009 consolidated financial statements at www.ge.com/ar2009 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions)	2010	2009	V %	2010	2009	V %

Revenues
Energy Infrastructure(a)	$9,540	$10,459	(9)%	$18,195	$19,541	(7)%
Technology Infrastructure(a)	9,061	9,637	(6)%	17,720	19,160	(8)%
NBC Universal	3,750	3,565	5%	8,070	7,089	14%
GE Capital(a)	12,297	12,736	(3)%	24,628	26,511	(7)%
Home & Business Solutions(a)	2,250	2,169	4%	4,190	4,093	2%
Total segment revenues	36,898	38,566	(4)%	72,803	76,394	(5)%
Corporate items and eliminations	546	542	1%	1,246	1,152	8%
Consolidated revenues from continuing
operations	$37,444	$39,108	(4)%	$74,049	$77,546	(5)%

Segment profit (b)
Energy Infrastructure(a)	$1,910	$1,863	3%	$3,391	$3,181	7%
Technology Infrastructure(a)	1,554	1,743	(11)%	2,957	3,445	(14)%
NBC Universal	607	539	13%	806	930	(13)%
GE Capital(a)	830	431	93%	1,437	1,460	(2)%
Home & Business Solutions(a)	143	90	59%	214	135	59%
Total segment profit	5,044	4,666	8%	8,805	9,151	(4)%

Corporate items and eliminations	(331)	(538)	38%	(626)	(955)	34%
GE interest and other financial charges	(430)	(348)	(24)%	(773)	(724)	(7)%
GE provision for income taxes	(986)	(897)	(10)%	(1,774)	(1,739)	(2)%

Earnings from continuing operations
attributable to the Company	3,297	2,883	14%	5,632	5,733	(2)%

Loss from discontinued operations, net
of taxes, attributable to the Company	(188)	(194)	3%	(578)	(215)	U

Consolidated net earnings attributable
to the Company	$3,109	$2,689	16%	$5,054	$5,518	(8)%

(a)	Effective January 1, 2010, we reorganized our segments. We have reclassified prior-period amounts to conform to the current-period presentation.
(b)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations, earnings attributable to noncontrolling interests and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team.  Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Energy Infrastructure, Technology Infrastructure, NBC Universal and Home & Business Solutions; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions)	2010	2009	V %	2010	2009	V %

Energy Infrastructure
Revenues	$9,540	$10,459	(9)%	$18,195	$19,541	(7)%

Segment profit	$1,910	$1,863	3%	$3,391	$3,181	7%

Revenues
Energy	$8,027	$8,686	(8)%	$15,232	$16,470	(8)%
Oil & Gas	1,774	1,948	(9)%	3,367	3,491	(4)%

Segment profit
Energy	$1,661	$1,614	3%	$3,000	$2,810	7%
Oil & Gas	292	283	3%	483	462	5%

Technology Infrastructure
Revenues	$9,061	$9,637	(6)%	$17,720	$19,160	(8)%

Segment profit	$1,554	$1,743	(11)%	$2,957	$3,445	(14)%

Revenues
Aviation	$4,259	$4,619	(8)%	$8,424	$9,436	(11)%
Healthcare	4,102	3,964	3%	7,835	7,509	4%
Transportation	709	1,069	(34)%	1,475	2,240	(34)%

Segment profit
Aviation	$879	$923	(5)%	$1,678	$2,003	(16)%
Healthcare	661	590	12%	1,158	1,001	16%
Transportation	26	236	(89)%	141	453	(69)%

GE Capital
Revenues	$12,297	$12,736	(3)%	$24,628	$26,511	(7)%

Segment profit	$830	$431	93%	$1,437	$1,460	(2)%

Revenues
Commercial Lending and Leasing (CLL)(a)	$4,506	$5,306	(15)%	$9,100	$10,986	(17)%
Consumer(a)	4,832	4,851	–	9,796	9,563	2%
Real Estate	991	1,014	(2)%	1,935	1,989	(3)%
Energy Financial Services	595	490	21%	1,386	1,134	22%
GE Capital Aviation Services (GECAS)(a)	1,259	1,163	8%	2,498	2,266	10%

Segment profit
CLL(a)	$312	$243	28%	$544	$481	13%
Consumer(a)	735	252	F	1,328	989	34%
Real Estate	(524)	(237)	U	(927)	(410)	U
Energy Financial Services	126	65	94%	279	140	99%
GECAS(a)	288	285	1%	605	546	11%

(a)
During the first quarter of 2009, we transferred the Transportation Financial Services business from GECAS to CLL and the Consumer business in Italy from Consumer to CLL. Prior-period amounts were reclassified to conform to the current-period presentation.

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)	Consolidated		GE(a)		Financial Services (GECS)
Assets	6/30/10	12/31/09	6/30/10	12/31/09	6/30/10	12/31/09
Cash & marketable securities	$116.0	$124.2	$12.9	$8.7	$103.6	$116.3
Receivables	17.6	16.5	9.5	9.8	–	–
Inventories	11.4	12.0	11.3	11.9	0.1	0.1
Financing receivables – net	324.1	329.2	–	–	333.3	336.9
Property, plant & equipment – net	65.4	69.2	11.7	12.5	53.7	56.7
Investment in GECS	–	–	67.3	70.8	–	–
Goodwill & intangible assets	74.0	77.5	44.1	45.1	29.9	32.4
Other assets	106.8	117.6	16.8	17.0	95.5	106.2
Assets of businesses held for sale	33.3	34.1	32.7	34.0	0.6	0.1
Assets of discontinued operations	1.3	1.5	0.1	0.1	1.2	1.5

Total assets	$749.9	$781.8	$206.4	$209.9	$617.9	$650.2

Liabilities and equity
Borrowings and bank deposits	$489.7	$510.2	$9.9	$12.2	$481.7	$500.3
Investment contracts, insurance liabilities
and insurance annuity benefits	30.5	31.6	–	–	31.0	32.0
Other liabilities	97.2	107.5	66.6	68.4	35.3	43.9
Liabilities of businesses held for sale	10.4	6.1	10.1	6.0	0.3	0.1
Liabilities of discontinued operations	1.4	1.3	0.2	0.2	1.2	1.1
GE shareowners' equity	113.9	117.3	113.9	117.3	67.3	70.8
Noncontrolling interests	6.8	7.8	5.7	5.8	1.1	2.0

Total liabilities and equity	$749.9	$781.8	$206.4	$209.9	$617.9	$650.2

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.

June 30, 2010, information is unaudited.  Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See Note 1 to the 2009 consolidated financial statements at www.ge.com/ar2009 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to cash generated from Industrial operating activities (Industrial CFOA) for the six months ended June 30, 2010, compared with the six months ended June 30, 2009, and Industrial CFOA for the three months ended June 30, 2010. The reconciliation of these measures to the most comparable GAAP measures follows.

(Dollars in millions)	Six months ended June 30
Industrial CFOA	2010	2009	V	%

Cash from GE's operating activities as reported	$6,314	$7,044
Less dividends from GECS	–	–
Cash from GE's operating activities excluding dividends
from GECS (Industrial CFOA)	$6,314	$7,044	(10)%

Three months ended June 30, 2010

Cash from GE's operating activities as reported	$3,763
Less dividends from GECS	–
Cash from GE's operating activities excluding dividends
from GECS (Industrial CFOA)	$3,763

We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECS. This includes the effects of intercompany transactions, including GE customer receivables sold to GECS; GECS services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased between GE and GECS; information technology (IT) and other services sold to GECS by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECS from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECS dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the Financial Services (GECS) cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.